Exhibit 99.1

JIVE SOFTWARE ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif., November 9, 2015 – Jive Software, Inc. (Nasdaq: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its third quarter ended September 30, 2015.

“Jive delivered a solid third quarter performance as we met the high end of revenue guidance and outperformed non-GAAP net loss per share expectations,” said Elisa Steele, CEO and president of Jive Software. “Our results provide encouraging signs that our transformation initiatives are on track, as we continue to simplify our industry-leading solutions and implement a more repeatable go-to-market strategy. A prime example of our progress is the latest internal collaboration solution that combines our powerful Jive-n product with our new Jive-w workstyle applications to create the world’s first ‘Interactive Intranet.’ We continue to work to position Jive for improved growth and profitability over time.”

Third Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the third quarter was $49.9 million, an increase of 7% on a year-over-year basis. Within total revenue, product revenue was $46.0 million for the third quarter, an increase of 9% on a year-over-year basis. Professional Services revenue for the third quarter was $3.9 million, compared to $4.4 million in the year-ago period.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $47.9 million for the third quarter, an increase of 6% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $43.3 million, compared to $50.2 million in the year-ago period.

•	Gross Profit: GAAP gross profit for the third quarter was $31.7 million, compared to $29.4 million for the third quarter of 2014. Non-GAAP gross profit was $33.4 million for the third quarter, representing a year-over-year increase of 7% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations for the third quarter was $8.8 million, compared to a loss of $12.1 million for the third quarter of 2014. Non-GAAP loss from operations was $2.2 million for the third quarter, compared to a loss of $2.7 million for the third quarter of 2014.

•	Net Loss: GAAP net loss for the third quarter was $8.8 million, compared to a net loss of $12.1 million for the same period last year. GAAP net loss per share for the third quarter was $0.12 based on 75.6 million weighted-average shares outstanding, compared to a net loss per share of $0.17 based on 71.0 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the third quarter was $2.3 million, compared to a net loss of $2.7 million for the same period last year. Non-GAAP net loss per share for the third quarter was $0.03 based on 75.6 million weighted-average shares outstanding, compared to a net loss per share of $0.04 based on 71.0 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of September 30, 2015, Jive had cash and cash equivalents and marketable securities of $119.6 million, a decrease of $7.1 million from $126.7 million at June 30, 2015.

Jive used $4.9 million in cash from operations and invested $1.4 million in capital expenditures, leading to negative free cash flow of $6.3 million for the third quarter. Free cash flow was negative $9.0 million for the third quarter of 2014. Jive defines free cash flow as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships including: Agilent Technologies, Bremer Financial Corporation, Cambridge Associates, CSC, Deutsche Telekom, EMC Corporation, European Commission DG CONNECT, Fidelity Investments, Johnson & Johnson, MapR Technologies, Sammons Enterprises, Starwood Hotels & Resorts, SugarCRM, United States Department of Veterans Affairs and Viavi Solutions, among others.

•	Introduced the world’s first “Interactive Intranet” on October 1, 2015. This latest release of Jive-n is now fully integrated with Jive-w mobile apps, including Jive Chime, Jive Daily and Jive Circle. The “Interactive Intranet” is a powerful combination that offers an end-to-end, real-time solution where individuals can find information fast, work across teams and seamlessly integrate with partners anytime, anywhere. In addition, this comprehensive solution accelerates time-to-deployment with out-of-the-box templates for HR, sales and corporate communications functions, and delivers enhanced Google and Microsoft product integrations.

•	Delivered the latest release of its industry-leading Jive-x external community solution, which identifies, mobilizes and tracks advocates and experts. Powered by impactful engagement campaigns, updated missions, new tiles and templates, Jive-x provides a fully configured experience without the need for customizations. By activating advocates and keeping them engaged in a fully integrated experience on the cloud, Jive-x helps organizations build brand awareness, drive sales and increase revenue.

•	As previously announced, Jive was named a leader in Gartner’s October 2015 Magic Quadrant for Social Software in the Workplace for the seventh consecutive year*.

•	As previously announced, Jive was ranked as a Leader in The Aragon Research Globe™ for Social Software, 2015: Knowledge at the Core report for the second consecutive year. Aragon Research evaluated 22 global enterprise social networking (ESN) vendors for this year’s report, and recognized Jive for its strong partner ecosystem, extensive suite of mobile apps and intuitive navigation that simplifies information sharing.

•	Announced the appointment of two executives to its senior leadership team.

•	In August, Jeff Lautenbach joined Jive as President of Worldwide Field Operations. Lautenbach brings more than 20 years of experience in bringing cloud and SaaS businesses to scale, having held positions at technology companies such as IBM, SAP, salesforce.com and, most recently, hc1.com.

•	In September, Jive appointed David Puglia as Chief Marketing Officer to lead its worldwide marketing strategies. Puglia comes to Jive with more than 20 years of experience at leading enterprise technology companies, including Alcatel-Lucent, RSA/EMC and Oracle.

Financial Outlook

As of November 9, 2015, Jive’s guidance for its fourth quarter 2015 and updated guidance for the full year 2015 is as follows:

•	Fourth Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $49.0 million to $50.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $2.5 million to $4.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.04 to $0.06 based on approximately 76.2 million weighted-average diluted shares outstanding.

•	Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $195.1 million to $196.1 million.

•	Short-term billings growth is expected to be in the range of 0% to 5%.

•	Non-GAAP loss from operations is expected to be in the range of $8.9 million to $10.9 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.13 to $0.15 based on approximately 75.2 million weighted-average diluted shares outstanding.

•	Free cash flow is expected to be in the range of negative $2.0 million to negative $7.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the third quarter 2015, and outlook for the fourth quarter and full year 2015. To access this call, dial 844-492-3729 (domestic) or 412-542-4195 (international). A live webcast and replay of the conference call will be accessible from the events and presentations page in the investor relations section of Jive’s website at http://jive.to/Q315-earnings. A replay of this conference call can be accessed through November 16, 2015, by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10074505.

Accompanying slides for the conference call will be available on the events and presentations page in the investor relations section of Jive’s website at http://jive.to/Q315-earnings prior to the conference call start time.

About Jive Software

Jive (Nasdaq: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Non-GAAP net loss and net loss per share exclude a non-recurring gain. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined by the Company as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the fourth fiscal quarter of 2015 and the full year of 2015, expectations regarding our strategy of driving improved financial and operational performance, the effectiveness and intended benefits of our product releases, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

*Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Investor Contacts:

Cindy Klimstra

Jive Software

(650) 319-4343

cindy.klimstra@jivesoftware.com

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Jason Khoury

Jive Software

(650) 847-8308

jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Product	$45,960	$42,162	$133,628	$118,576
Professional services	3,945	4,438	12,014	12,428

Total revenues	49,905	46,600	145,642	131,004
Cost of revenues:
Product	12,623	11,175	36,630	31,931
Professional services	5,542	6,060	16,912	17,399

Total cost of revenues	18,165	17,235	53,542	49,330

Gross profit	31,740	29,365	92,100	81,674
Operating expenses:
Research and development	13,187	13,608	40,737	39,496
Sales and marketing	20,172	21,696	57,996	66,855
General and administrative	7,141	6,161	20,420	18,994

Total operating expenses	40,500	41,465	119,153	125,345

Loss from operations	(8,760)	(12,100)	(27,053)	(43,671)
Other income (expense), net:
Interest income	72	50	192	151
Interest expense	(27)	(55)	(149)	(202)
Other, net	(1)	160	1,036	9

Total other income (expense), net	44	155	1,079	(42)

Loss before provision for income taxes	(8,716)	(11,945)	(25,974)	(43,713)
Provision for income taxes	113	164	330	350

Net loss	$(8,829)	$(12,109)	$(26,304)	$(44,063)

Basic and diluted net loss per share	$(0.12)	$(0.17)	$(0.35)	$(0.63)

Shares used in basic and diluted per share calculations	75,632	71,026	74,922	70,202

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$17,451	$20,594
Short-term marketable securities	93,767	93,001
Accounts receivable, net of allowances	47,037	66,729
Prepaid expenses and other current assets	13,558	13,490

Total current assets	171,813	193,814
Marketable securities, noncurrent	8,384	7,542
Property and equipment, net of accumulated depreciation	11,857	12,986
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	5,622	9,448
Other assets	8,750	9,314

Total assets	$236,179	$262,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,889	$3,565
Accrued payroll and related liabilities	5,840	6,622
Other accrued liabilities	7,972	8,246
Deferred revenue, current	121,752	128,592
Term debt, current	2,400	2,400

Total current liabilities	145,853	149,425
Deferred revenue, less current portion	19,522	31,947
Term debt, less current portion	1,800	3,600
Other long-term liabilities	1,665	1,288

Total liabilities	168,840	186,260
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	380,636	363,587
Accumulated deficit	(309,988)	(283,684)
Accumulated other comprehensive income	36	39

Total stockholders’ equity	67,339	76,597

Total liabilities and stockholders’ equity	$236,179	$262,857

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(8,829)	$(12,109)	$(26,304)	$(44,063)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,907	3,765	11,871	11,650
Stock-based compensation	5,477	8,195	16,765	26,820
Change in deferred taxes	32	64	95	96
Non-recurring gain	—	—	(1,107)	—
(Increase) decrease in:
Accounts receivable, net	(351)	(11,074)	19,692	8,820
Prepaid expenses and other assets	(323)	(2,987)	(664)	(5,918)
Increase (decrease) in:
Accounts payable	1,698	1,783	4,155	893
Accrued payroll and related liabilities	(1,298)	(588)	(779)	(899)
Other accrued liabilities	1,443	1,756	(207)	1,128
Deferred revenue	(6,617)	3,589	(19,265)	(170)
Other long-term liabilities	3	(78)	282	37

Net cash provided by (used in) operating activities	(4,858)	(7,684)	4,534	(1,606)
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,440)	(1,303)	(4,783)	(7,891)
Purchases of marketable securities	(23,688)	(17,842)	(81,445)	(80,036)
Sales of marketable securities	6,601	7,571	17,903	18,672
Maturities of marketable securities	21,299	16,700	61,101	61,774

Net cash provided by (used in) investing activities	2,772	5,126	(7,224)	(7,481)
Cash flows from financing activities:
Proceeds from exercise of stock options	285	219	1,073	1,747
Taxes paid related to net share settlement of equity awards	(194)	(456)	(789)	(1,571)
Repayments of term loans	(600)	(600)	(1,800)	(1,800)
Earnout payment for prior acquisition	—	—	—	(576)
Non-recurring gain	—	—	1,107	—

Net cash used in financing activities	(509)	(837)	(409)	(2,200)

Net decrease in cash and cash equivalents	(2,595)	(3,395)	(3,099)	(11,287)
Effect of exchange rate changes	3	80	(44)	56
Cash and cash equivalents, beginning of period	20,043	30,499	20,594	38,415

Cash and cash equivalents, end of period	$17,451	$27,184	$17,451	$27,184

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross profit, as reported	$31,740	$29,365	$92,100	$81,674
Add back:
Stock-based compensation	734	1,014	2,388	3,125
Amortization related to acquisitions	905	954	2,788	2,880

Gross profit, non-GAAP	$33,379	$31,333	$97,276	$87,679

Gross margin, non-GAAP	67%	67%	67%	67%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Research and development, as reported	$13,187	$13,608	$40,737	$39,496
less:
Stock-based compensation	1,644	2,723	5,997	8,695
Amortization related to acquisitions	61	127	649	383

Research and development, non-GAAP	$11,482	$10,758	$34,091	$30,418

As percentage of total revenues, non-GAAP	23%	23%	23%	23%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sales and marketing, as reported	$20,172	$21,696	$57,996	$66,855
less:
Stock-based compensation	1,164	2,526	2,958	9,153
Amortization related to acquisitions	129	129	388	388

Sales and marketing, non-GAAP	$18,879	$19,041	$54,650	$57,314

As percentage of total revenues, non-GAAP	38%	41%	38%	44%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
General and administrative, as reported	$7,141	$6,161	$20,420	$18,994
less:
Stock-based compensation	1,937	1,932	5,426	5,847

General and administrative, non-GAAP	$5,204	$4,229	$14,994	$13,147

As percentage of total revenues, non-GAAP	10%	9%	10%	10%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Loss from operations, as reported	$(8,760)	$(12,100)	$(27,053)	$(43,671)
Add back:
Stock-based compensation	5,479	8,195	16,769	26,820
Amortization related to acquisitions	1,095	1,210	3,825	3,651

Loss from operations, non-GAAP	$(2,186)	$(2,695)	$(6,459)	$(13,200)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Loss before provision for income taxes, as reported	$(8,716)	$(11,945)	$(25,974)	$(43,713)
Add back:
Stock-based compensation	5,479	8,195	16,769	26,820
Amortization related to acquisitions	1,095	1,210	3,825	3,651
Less:
Non-recurring gain	—	—	(1,107)	—

Loss before provision for income taxes, non-GAAP	$(2,142)	$(2,540)	$(6,487)	$(13,242)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss, as reported	$(8,829)	$(12,109)	$(26,304)	$(44,063)
Add back:
Stock-based compensation	5,479	8,195	16,769	26,820
Amortization related to acquisitions	1,095	1,210	3,825	3,651
Less:
Non-recurring gain	—	—	(1,107)	—

Net loss, non-GAAP	$(2,255)	$(2,704)	$(6,817)	$(13,592)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic and diluted net loss per share, as reported	$(0.12)	$(0.17)	$(0.35)	$(0.63)
Add back:
Stock-based compensation	0.07	0.12	0.22	0.38
Amortization related to acquisitions	0.01	0.02	0.05	0.05
Less:
Non-recurring gain	—	—	(0.01)	—

Basic and diluted net loss per share, non-GAAP	$(0.03)	$(0.04)	$(0.09)	$(0.19)

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenues	$49,905	$46,600	$145,642	$131,004
Deferred revenue, current, end of period	121,752	114,777	121,752	114,777
Less: Deferred revenue, current, beginning of period	(123,779)	(116,134)	(128,592)	(112,432)

Short-term billings	$47,878	$45,243	$138,802	$133,349

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenues	$49,905	$46,600	$145,642	$131,004
Deferred revenue, end of period	141,274	147,167	141,274	147,167
Less: Deferred revenue, beginning of period	(147,891)	(143,578)	(160,539)	(147,337)

Total Billings	$43,288	$50,189	$126,377	$130,834